KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Schedules its Annual Meeting of Stockholders and Second Quarter 2025 Earnings Conference Call

Kingston, NY — July 17, 2025 — Kingstone Companies, Inc. (Nasdaq: KINS) ("Kingstone" or the "Company"), a Northeast regional property and casualty insurance holding company, today announced that its Annual Meeting of Stockholders will be held on Wednesday, August 6, 2025, and has scheduled its second quarter 2025 conference call for Friday, August 8, 2025.

Annual Meeting of Stockholders

Kingstone Companies, Inc. will host its 2025 Annual Meeting of Stockholders in a virtual format on Wednesday, August 6, 2025, at 9:00am ET. The meeting will be accessible at:

www.virtualshareholdermeeting.com/KINS2025

To attend and vote electronically at the meeting, stockholders must enter the 16-digit control number found on their Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. Stockholders who hold shares through a bank, broker, or other nominee should refer to the voting instructions provided by their intermediary, which will include the necessary control number.

Individuals who wish to attend the meeting as guests may do so by accessing the same link and registering as a guest. Please note that guests will not have the ability to vote or submit questions during the meeting.

Additional information regarding the Annual Meeting is available in Kingstone's 2025 Proxy Statement.

Second Quarter 2025 Financial Results and Conference Call

The Company will issue financial results for the second quarter ended June 30, 2025, after the market closes on Thursday, August 7, 2025.

Management will host a conference call to discuss the Company's business operations and financial results at 8:30am ET on Friday, August 8, 2025. Participants are asked to dial-in approximately 10 minutes before the conference call is scheduled to begin by dialing:

U.S. toll free: 1-877-423-9820
International: 1-201-493-6749

A webcast of the live call will be available in the "Investor Relations" section of the Company's website at www.kingstonecompanies.com/investor-relations or by clicking here. A replay of the webcast will be available shortly after the conclusion of the call and will remain accessible for approximately 30 days.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and commercial auto insurance in New York, and in 2024 was the 12th largest writer of homeowners insurance in New York. KICO is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

Investor Relations Contact:

Karin Daly
Vice President
The Equity Group Inc.
kdaly@theequitygroup.com